FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
October 27, 2005                    Media: Patricia Cameron 318.388.9674
                                    patricia.cameron@centurytel.com
                                    Investors: Tony Davis 318.388.9525
                                    tony.davis@centurytel.com

CenturyTel Reports Third Quarter Earnings

Monroe, La. . . CenturyTel, Inc. (NYSE: CTL) announces operating results for third quarter 2005.

o Operating revenues, excluding nonrecurring items, increased 8.2% to $657.1 million from $607.4 million. Reported under GAAP, operating revenues increased 8.8% to $657.1 million from $603.9 million.
o Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $340.6 million.
o Net income, excluding nonrecurring items, was $99.0 million compared to $81.1 million in third quarter 2004. Net income, reported under GAAP, was $91.4 million compared to $86.2 million in third quarter 2004.
o Diluted earnings per share, excluding nonrecurring items, was $.74 in third quarter 2005 and $.59 in third quarter 2004, while GAAP diluted earnings per share was $.68 in third quarter 2005 and $.63 in third quarter 2004.
o Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $127.5 million in third quarter 2005.

               --------------------------------------------------

Third Quarter Highlights             Quarter Ended  Quarter Ended   % Change
(Excluding nonrecurring items)          9/30/05        9/30/04
(In thousands, except per share
amounts and customer units)
--------------------------------------------------------------------------------

   Operating Revenues (1)              $   657,085    $   607,392        8.2%
   Operating Cash Flow (2)             $   340,621    $   308,239       10.5%
   Net Income                          $    98,977    $    81,135       22.0%
   Diluted Earnings Per Share          $       .74    $       .59       25.4%
   Average Diluted Shares Outstanding      135,916        139,816      (2.8)%
   Capital Expenditures                $   105,044    $    97,583        7.6%
                                       -----------------------------------------

   Telephone Access Lines                2,250,416      2,336,517      (3.7)%
   Long Distance Lines                   1,142,209      1,037,293       10.1%
   DSL Connections                         219,879        120,869       81.9%
                                       -----------------------------------------
   (1) Third quarter 2005 Operating Revenues increased approximately $34.2 million compared to third quarter 2004 due to the recognition of prior period revenue settlements.
   (2) Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.


     "We continue to see strong demand for broadband and fiber transport services in our markets," Glen F. Post, III, chairman and chief executive officer, said. "The mid-year addition of the KMC metro fiber assets and continued solid internal growth in our LightCore operations drove revenue growth of $17.2 million, a 90% increase in fiber transport and CLEC revenues since third quarter 2004."

     Operating revenues, excluding nonrecurring items, rose 8.2% to $657.1 million in third quarter 2005 from $607.4 million in third quarter 2004. Revenue increases aggregating $56 million resulted primarily from approximately $13.8 million of revenues generated by the metro fiber assets acquired in second quarter 2005, $34.2 million related to adjustments to recognize prior period revenue settlements, and data revenue growth from DSL subscribers. These increases more than offset revenue declines of $10.2 million attributable to previously anticipated lower intrastate toll revenues, universal service funding and access line losses.

     Operating expenses, excluding nonrecurring items, increased 5.6% to $450.0 million from $426.2 million in third quarter 2004 due primarily to the fiber assets acquired during second quarter 2005 and strong growth in the broadband business.

     "One of our key strategies is to be the broadband provider of choice in our markets. We continued to make progress in this area as we added more than 25,000 DSL connections during the third quarter, more than double the 12,000 added in third quarter 2004," Post said.

     Operating cash flow, excluding nonrecurring items, increased 10.5% to $340.6 million from $308.2 million. CenturyTel achieved an operating cash flow margin, excluding nonrecurring items, of 51.8% during the quarter versus 50.7% in third quarter 2004.

     Net income, excluding nonrecurring items, was $99.0 million compared to $81.1 million in third quarter 2004. Diluted earnings per share, excluding nonrecurring items, was $.74 in third quarter 2005 and $.59 in third quarter 2004.

     As of October 26, 2005, approximately 82% of the 12.9 million shares under the Company's accelerated share repurchase agreements had been repurchased at a weighted average price per share of approximately $34.50.

     For the first nine months of 2005, operating revenues, excluding nonrecurring items, increased to $1.859 billion from $1.805 billion for the same period in 2004, a 3.0% increase. Operating cash flow, excluding nonrecurring items, was $966.0 million for 2005 compared to $939.5 million a year ago. Operating income, excluding nonrecurring items, increased to $569.8 million from $554.6 million in 2004.

     Under generally accepted accounting principles (GAAP), net income for third quarter 2005 was $91.4 million compared to $86.2 million for third quarter 2004. Diluted earnings per share for third quarter 2005 and 2004 was $.68 and $.63, respectively. For the first nine months of 2005 and 2004, net income was $256.1 million and $252.8 million, respectively, while diluted earnings per share was $1.91 and $1.79, respectively. As explained further in the attached financial schedules, third quarter 2005 results reflect a net after-tax charge of $7.6 million from expenses associated with Hurricanes Katrina and Rita and transactions related to certain non-operating investments. Third quarter 2004 results reflect an after-tax $6.0 million adjustment for over depreciated assets and the related revenue effect. Other nonrecurring items that affected the third quarters and first nine months of 2005 and 2004 are detailed in the accompanying financial information.

     Outlook. For fourth quarter 2005, CenturyTel expects total revenues of $610 to $620 million and diluted earnings per share of $.52 to $.56. As a result of better than anticipated third quarter performance, the Company has increased and narrowed the range of anticipated full year 2005 diluted earnings per share guidance to $2.49 to $2.53. All outlook figures provided under this section are presented excluding the potential impact of any future mergers, acquisitions, divestitures, share repurchases or other unusual events.

     CenturyTel expects to provide full year 2006 earnings per share guidance in January 2006. The Company has, however, identified several items that can be expected to affect 2006 results when compared to 2005. Increased national average loop costs are expected to negatively impact the Company's 2006 Universal Service Fund receipts and diluted earnings per share by $.06 to $.08. Revenue settlements related to prior periods are anticipated to decline and negatively impact 2006 diluted earnings per share by $.14 to $.18. The change in accounting for stock options is anticipated to negatively impact 2006 diluted earnings per share by $.05 to $.06. CenturyTel currently expects lower 2006 interest expense to contribute $.03 to $.05 to 2006 diluted earnings per share. Upon completion of its accelerated share repurchase program later this year, the Company currently anticipates completing the remaining $86 million outstanding under its $200 million share repurchase program. Additionally, CenturyTel believes it will continue to drive growth in its broadband and fiber transport businesses. These and other items that may affect 2006 results will be discussed further during the Company's fourth quarter 2005 earnings call in early 2006.

     Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company's performance, we believe these measurements assist readers in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company's Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

     Investor Call. As previously announced, CenturyTel's management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.259.7123. The call will be accessible for replay through November 2, 2005, by calling 888.266.2081 and entering the conference ID number 788978. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Investor Relations portion of the Company's Web site at www.centurytel.com prior to November 16, 2005.

     In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations and hiring adequate numbers of qualified staff; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to collect its receivables from financially troubled communications companies; the Company's ability to successfully negotiate collective bargaining agreements on reasonable terms; other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of October 27, 2005. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

     CenturyTel (NYSE: CTL) delivers advanced communications with a personal touch. The Company, included in the S&P 500 Index, is a leading provider of consumer and business communications solutions in rural areas and small to mid-size cities in 26 states. Visit CenturyTel at www.centurytel.com.

                 --------------------------------------------


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

                             Three months ended September 30, 2005  Three months ended September 30, 2004
                             -------------------------------------  -------------------------------------
                                                      As adjusted                            As adjusted                  Increase
                                             Less      excluding                   Less       excluding                  (decrease)
                                             non-         non-                     non-          non-        Increase    excluding
 In thousands, except              As     recurring    recurring        As      recurring     recurring     (decrease)  nonrecurring
   per share amounts            reported    items        items       reported     items         items      as reported     items
                             ------------ ---------   ------------  ---------- -----------   ------------  -----------  ------------
OPERATING REVENUES
   Local service             $   176,069                  176,069     179,793                    179,793       (2.1%)        (2.1%)
   Network access                257,586                  257,586     237,522      (3,091)(4)    240,613        8.4%          7.1%
   Long distance                  49,788                   49,788      49,743                     49,743        0.1%          0.1%
   Data                           88,911                   88,911      69,570        (422)(4)     69,992       27.8%         27.0%
   Fiber transport and CLEC       36,361                   36,361      19,113                     19,113       90.2%         90.2%
   Other                          48,370                   48,370      48,138                     48,138        0.5%          0.5%
                             ------------ ---------   ------------  ---------- -----------   ------------
                                 657,085         -        657,085     603,879      (3,513)       607,392        8.8%          8.2%
                             ------------ ---------   ------------  ---------- -----------   ------------
OPERATING EXPENSES
   Cost of services
    and products                 222,724     5,853 (1)    216,871     191,000                    191,000       16.6%         13.5%
   Selling, general
    and administrative            99,593                   99,593     108,153                    108,153       (7.9%)        (7.9%)
   Depreciation and
    amortization                 133,526                  133,526     113,857     (13,221)(4)    127,078       17.3%          5.1%
                             ------------ ---------   ------------  ---------- -----------   ------------
                                 455,843     5,853        449,990     413,010     (13,221)       426,231       10.4%          5.6%
                             ------------ ---------   ------------  ---------- -----------   ------------

OPERATING INCOME                 201,242    (5,853)       207,095     190,869       9,708        181,161        5.4%         14.3%

OTHER INCOME (EXPENSE)
   Interest expense              (49,904)                 (49,904)    (52,174)                   (52,174)      (4.4%)        (4.4%)
   Income from unconsolidated
    cellular entity                1,270                    1,270       1,929                      1,929      (34.2%)       (34.2%)
   Other income and expense       (4,214)   (6,429)(2)      2,215        (822)     (1,500)(5)        678      412.7%        226.7%
   Income tax expense            (56,983)    4,716 (3)    (61,699)    (53,610)     (3,151)(6)    (50,459)       6.3%         22.3%
                             ------------ ---------   ------------  ---------- -----------   ------------
NET INCOME                   $    91,411    (7,566)        98,977      86,192       5,057         81,135        6.1%         22.0%
                             ============ =========   ============  ========== ===========   ============
BASIC EARNINGS PER SHARE     $      0.70     (0.06)          0.76        0.64        0.04           0.60        9.4%         26.7%
DILUTED EARNINGS PER SHARE   $      0.68     (0.06)          0.74        0.63        0.04           0.59        7.9%         25.4%

SHARES OUTSTANDING
   Basic                         130,150                  130,150     134,885                    134,885       (3.5%)        (3.5%)
   Diluted                       135,916                  135,916     139,816                    139,816       (2.8%)        (2.8%)

DIVIDENDS PER COMMON SHARE   $    0.0600                   0.0600      0.0575                     0.0575        4.3%          4.3%

NONRECURRING ITEMS
   (1) - Expenses associated with Hurricanes Katrina and Rita.
   (2) - Includes (i) $9.9 million impairment of non-operating investment, net of (ii) $3.5 million gain on sale of a separate non-operating investment.
   (3) - Tax effect of items (1) and (2).
   (4) - Adjustment for overdepreciated assets, including related revenue effect.
   (5) - Impairment of non-operating investment.
   (6) - Tax effect of items (4) and (5).


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

                              Nine months ended September 30, 2005  Nine months ended September 30, 2004
                              ------------------------------------  ------------------------------------
                                                      As adjusted                            As adjusted                  Increase
                                             Less      excluding                   Less       excluding                  (decrease)
                                             non-         non-                     non-          non-        Increase    excluding
 In thousands, except              As     recurring    recurring        As      recurring     recurring     (decrease)  nonrecurring
   per share amounts            reported    items        items       reported     items         items      as reported     items
                              ----------- ---------   ------------  ---------- -----------   -----------  -----------  ------------
OPERATING REVENUES
   Local service             $   530,319                  530,319     537,993                    537,993       (1.4%)        (1.4%)
   Network access                727,268                  727,268     723,994      (3,091)(5)    727,085        0.5%          0.0%
   Long distance                 141,746                  141,746     140,059                    140,059        1.2%          1.2%
   Data                          237,866                  237,866     203,367        (422)(5)    203,789       17.0%         16.7%
   Fiber transport and CLEC       78,240                   78,240      54,866                     54,866       42.6%         42.6%
   Other                         143,341                  143,341     140,859                    140,859        1.8%          1.8%
                              ----------- ---------   ------------  ---------- -----------   ------------
                               1,858,780         -      1,858,780   1,801,138      (3,513)     1,804,651        3.2%          3.0%
                              ----------- ---------   ------------  ---------- -----------   ------------
OPERATING EXPENSES
   Cost of services
    and products                 609,590     5,853 (1)    603,737     562,775                    562,775        8.3%          7.3%
   Selling, general and
    administrative               289,053                  289,053     302,426                    302,426       (4.4%)        (4.4%)
   Depreciation and
    amortization                 396,153                  396,153     371,600     (13,221)(5)    384,821        6.6%          2.9%
                              ----------- ---------   ------------  ---------- -----------   ------------
                               1,294,796     5,853      1,288,943   1,236,801     (13,221)     1,250,022        4.7%          3.1%
                              ----------- ---------   ------------  ---------- -----------   ------------

OPERATING INCOME                 563,984    (5,853)       569,837     564,337       9,708        554,629       (0.1%)         2.7%

OTHER INCOME (EXPENSE)
   Interest expense             (152,176)   (1,196)(2)   (150,980)   (157,806)                  (157,806)      (3.6%)        (4.3%)
   Income from unconsolidated
    cellular entity                3,307                    3,307       6,114                      6,114      (45.9%)       (45.9%)
   Other income and expense       (1,459)   (8,003)(3)      6,544      (2,329)     (1,500)(6)       (829)     (37.4%)      (889.4%)
   Income tax expense           (157,511)    7,111 (4)   (164,622)   (157,561)     (3,151)(7)   (154,410)      (0.0%)         6.6%
                              ----------- ---------   ------------  ---------- -----------   ------------
NET INCOME                   $   256,145    (7,941)       264,086     252,755       5,057        247,698        1.3%          6.6%
                              =========== =========   ============  ========== ===========   ============

BASIC EARNINGS PER SHARE     $      1.95     (0.06)          2.02        1.82        0.04           1.79        7.1%         12.8%
DILUTED EARNINGS PER SHARE   $      1.91     (0.06)          1.97        1.79        0.04           1.75        6.7%         12.6%

SHARES OUTSTANDING
   Basic                         130,877                  130,877     138,512                    138,512       (5.5%)        (5.5%)
   Diluted                       136,143                  136,143     143,403                    143,403       (5.1%)        (5.1%)

DIVIDENDS PER COMMON SHARE   $    0.1800                   0.1800      0.1725                     0.1725        4.3%          4.3%

NONRECURRING ITEMS
   (1) - Expenses associated with Hurricanes Katrina and Rita.
   (2) - Write-off of unamortized deferred debt costs associated with purchasing and retiring approximately $400 million of Series J notes.
   (3) - Includes (i) a $9.9 million impairment of non-operating investment and a $4.8 million debt extinguishment charge related to purchasing and retiring approximately $400 million of Series J notes, net of (ii) a $3.5 million gain on sale of non-operating investment and $3.2 million of interest income related to the settlement of various income tax audits.
   (4) - Includes (i) $1.3 million tax benefit related to the settlement of various income tax audits, and (ii) $5.8 million net tax benefit of items (1), (2) and (3).
   (5) - Adjustment for overdepreciated assets, including related revenue effect.
   (6) - Impairment of non-operating investment.
   (7) - Tax effect of items (5) and (6).



                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
                                   (UNAUDITED)

                                                      September 30,              December 31,
                                                          2005                      2004
                                                    ----------------          ----------------
                                                                  (in thousands)
                   ASSETS
CURRENT ASSETS
   Cash and cash equivalents                       $        268,501                   167,215
   Other current assets                                     259,850                   252,632
                                                    ----------------          ----------------
      Total current assets                                  528,351                   419,847
                                                    ----------------          ----------------

NET PROPERTY, PLANT AND EQUIPMENT
   Property, plant and equipment                          7,699,418                 7,431,017
   Accumulated depreciation                              (4,400,303)               (4,089,616)
                                                    ----------------          ----------------
      Net property, plant and equipment                   3,299,115                 3,341,401
                                                    ----------------          ----------------
GOODWILL AND OTHER ASSETS
   Goodwill                                               3,432,623                 3,433,864
   Other                                                    582,447                   601,841
                                                    ----------------          ----------------
      Total goodwill and other assets                     4,015,070                 4,035,705
                                                    ----------------          ----------------

TOTAL ASSETS                                       $      7,842,536                 7,796,953
                                                    ================          ================

         LIABILITIES AND EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt            $        334,576                   249,617
   Other current liabilities                                472,991                   442,001
                                                    ----------------          ----------------
      Total current liabilities                             807,567                   691,618

LONG-TERM DEBT                                            2,500,270                 2,762,019
DEFERRED CREDITS AND OTHER LIABILITIES                      979,264                   933,551
STOCKHOLDERS' EQUITY                                      3,555,435                 3,409,765
                                                    ----------------          ----------------

TOTAL LIABILITIES AND EQUITY                       $      7,842,536                 7,796,953
                                                    ================          ================


                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

                                    Three months ended September 30, 2005       Three months ended September 30, 2004
                                   ---------------------------------------    -----------------------------------------
                                                              As adjusted                                  As adjusted
                                                   Less        excluding                       Less         excluding
                                                   non-          non-                          non-            non-
In thousands                            As      recurring      recurring           As       recurring       recurring
                                     reported     items          items          reported      items           items
                                   -----------------------   -------------    ------------------------   --------------
Operating cash flow and
 cash flow margin
   Operating income               $    201,242     (5,853)(1)     207,095         190,869       9,708 (3)      181,161
   Add: Depreciation and
    amortization                       133,526          -         133,526         113,857     (13,221)(3)      127,078
                                   ------------ ----------   -------------    ------------ -----------   --------------
   Operating cash flow            $    334,768     (5,853)        340,621         304,726      (3,513)         308,239
                                   ============ ==========   =============    ============ ===========   ==============

   Revenues                       $    657,085          -         657,085         603,879      (3,513)(3)      607,392
                                   ============ ==========   =============    ============ ===========   ==============
   Operating income margin
    (operating income
    divided by revenues)                  30.6%                      31.5%           31.6%                        29.8%
                                   ============              =============    ============               ==============
   Operating cash flow margin
    (operating cash flow
    divided by revenues)                  50.9%                      51.8%           50.5%                        50.7%
                                   ============              =============    ============               ==============

Free cash flow (prior to debt
 service requirements and
 dividends)
   Net income                     $     91,411     (7,566)(2)      98,977          86,192       5,057 (4)       81,135
   Add: Depreciation and
    amortization                       133,526          -         133,526         113,857     (13,221)(3)      127,078
   Less: Capital expenditures         (105,044)         -        (105,044)        (97,583)          -          (97,583)
                                   ------------ ----------   -------------    ------------ -----------   --------------

   Free cash flow                 $    119,893     (7,566)        127,459         102,466      (8,164)         110,630
                                   ============ ==========   =============    ============ ===========   ==============

   Free cash flow                 $    119,893                                    102,466
   Income from unconsolidated
    cellular entity                     (1,270)                                    (1,929)
   Deferred income taxes                 7,471                                     18,370
   Changes in current assets
    and current liabilities             10,413                                     13,622
   (Increase) decrease in other
    noncurrent assets                      535                                     (4,401)
   Increase (decrease) in other
    noncurrent liabilities               3,080                                     (1,152)
   Retirement benefits                   1,472                                      5,137
   Other, net                            7,818                                      2,740
   Add: Capital expenditures           105,044                                     97,583
                                   ------------                               ------------
   Net cash provided by
    operating activities          $    254,456                                    232,436
                                   ============                               ============

NONRECURRING ITEMS
   (1) - Expenses associated with Hurricanes Katrina and Rita (presented on a pre-tax basis).
   (2) - Includes (i) a $6.1 million after-tax impairment of non-operating investment and a $3.6 million after-tax expense associated with Hurricanes Katrina and Rita, net of (ii) a $2.2 million after-tax gain on sale of a separate non-operating investment.
   (3) - Adjustment for overdepreciated assets, including related revenue effect (presented on a pre-tax basis).
   (4) - Adjustment for overdepreciated assets, including related revenue effect, and impairment of non-operating investment (presented on an after-tax basis).



                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

                                     Nine months ended September 30, 2005        Nine months ended September 30, 2004
                                   ---------------------------------------    -----------------------------------------
                                                              As adjusted                                  As adjusted
                                                   Less        excluding                      Less          excluding
                                                   non-          non-                         non-             non-
In thousands                            As      recurring      recurring           As      recurring        recurring
                                     reported     items          items          reported     items            items
                                   -----------------------   -------------    ------------------------   --------------

Operating cash flow and cash
 flow margin
   Operating income               $    563,984     (5,853)(1)     569,837         564,337       9,708 (3)      554,629
   Add: Depreciation and
    amortization                       396,153          -         396,153         371,600     (13,221)(3)      384,821
                                   ------------ ----------   -------------    ------------ -----------   --------------
   Operating cash flow            $    960,137     (5,853)        965,990         935,937      (3,513)         939,450
                                   ============ ==========   =============    ============ ===========   ==============

   Revenues                       $  1,858,780          -       1,858,780       1,801,138      (3,513)(3)    1,804,651
                                   ============ ==========   =============    ============ ===========   ==============
   Operating income margin
    (operating income divided
    by revenues)                          30.3%                      30.7%           31.3%                        30.7%
                                   ============              =============    ============               ==============
   Operating cash flow margin
    (operating cash flow divided
    by revenues)                          51.7%                      52.0%           52.0%                        52.1%
                                   ============              =============    ============               ==============

Free cash flow (prior to debt
 service requirements and
 dividends)
   Net income                     $    256,145     (7,941)(2)     264,086         252,755       5,057 (4)      247,698
   Add: Depreciation and
    amortization                       396,153          -         396,153         371,600     (13,221)(3)      384,821
   Less: Capital expenditures         (281,958)         -        (281,958)       (253,597)          -         (253,597)
                                   ------------ ----------   -------------    ------------ -----------   --------------
   Free cash flow                 $    370,340     (7,941)        378,281         370,758      (8,164)         378,922
                                   ============ ==========  ==============    ============ ===========   ==============
   Free cash flow                 $    370,340                                    370,758
   Income from unconsolidated
    cellular entity                     (3,307)                                    (6,114)
   Deferred income taxes                33,418                                     75,408
   Changes in current assets and
    current liabilities                 29,367                                     45,892
   Increase in other noncurrent
    assets                              (4,207)                                   (26,555)
   Increase (decrease) in other
    noncurrent liabilities               2,496                                     (4,696)
   Retirement benefits                  13,989                                     23,000
   Other, net                            9,315                                      4,504
   Add: Capital expenditures           281,958                                    253,597
                                   ------------                               ------------
   Net cash provided by
    operating activities          $    733,369                                    735,794
                                   ============                               ============

NONRECURRING ITEMS
   (1) - Expenses associated with Hurricanes Katrina and Rita (presented on a pre-tax basis).
   (2) - Includes (i) a $6.1 million after-tax impairment of non-operating investment, a $3.7 million after-tax expense related to purchasing and retiring approximately $400 million of Series J notes and a $3.6 million after-tax expense associated with Hurricanes Katrina and Rita, net of (ii) a $3.3 million net benefit related to the settlement of various income tax audits and a $2.2 million after-tax gain on sale of non-operating investment.
   (3) - Adjustment for overdepreciated assets, including related revenue effect (presented on a pre-tax basis).
   (4) - Adjustment for overdepreciated assets, including related revenue effect, and impairment of non-operating investment (presented on an after-tax basis).